UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-2755287
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: _______Not Applicable______(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Preferred Stock, par value $0.0001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities To Be Registered.

Reference is hereby made to the Registration Statement on Form 8-A filed by Ensysce Biosciences, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) on February 1, 2023 (the “Registration Statement”). The Registration Statement is hereby incorporated by reference herein. The Registration Statement is being amended solely to file a Certificate Amendment to Certificate of Designation of Series A Preferred Stock (the “Amendment”) under Item 2 of this Registration Statement as Exhibit 3.2.

* * * * *

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 (as amended by the Amendment, which is filed as Exhibit 3.2) hereto and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Certificate of Designation of the Series A Preferred Stock of Ensysce Biosciences, Inc., dated February 1, 2023

3.2	Certificate of Amendment to Certificate of Designation of the Series A Preferred Stock of Ensysce Biosciences, Inc., dated February 7, 2023

*Previously filed as Exhibit 3.1 to the Form 8-A (000-56515) filed with the SEC on February 1, 2023.

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SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 7, 2023

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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